ADDvantage Technologies Names Jerry D. (JD) Jones President of Wireless Services

Proven Industry Leader Brings More than 25 Years of Experience to Wireless Segment

Carrollton, Texas, February 14, 2023 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) today announced that it has named Jerry D. (JD) Jones as president of its Wireless Services business unit, effective February 13, 2023. Jones joins ADDvantage Technologies from Nexius Solutions, a telecommunications deployment services and smart technology solutions provider, and he brings more than a quarter of a century of experience and expertise in the wireless industry to the Company.

Jones served as Executive Vice President, Customer Unit at Nexius Solutions, where he was responsible for all customer management, business development, deployment and profit and loss nationwide for all customers. From 2000-2012, he served in various leadership roles for AT&T Mobility, managing site acquisition, real estate, zoning, architectural and engineering requirements for all new build and site acquisition-only sites. As an Area Manager in Texas he was responsible for the implementation of over 12,000 projects involving various technologies. JD also served in leadership roles with Goodman Networks, CrossLayer, Ericsson, Downey Telecom Services, 5G LLC, and Trilogy 5G Inc., primarily focused on wireless construction projects and management.

“I’ve known JD for more than 20 years, and he is the ideal person to lead our wireless services unit,” commented Joe Hart, Chief Executive Officer of ADDvantage Technologies. “I recruited him in 2012 to join Goodman Networks from AT&T, after working closely with him as a customer. His relationships and expertise, particularly in the Central Region, will be invaluable as we expand our efforts into other regions. Recent changes in the ecosystem have created new and exciting Tier-1 opportunities with wireless carriers in the Central U.S. and the surrounding regions. JD will help us accelerate our activity and grow our business.”

“I am excited to join Joe and the ADDvantage team and look forward to helping the Company secure a meaningful portion of the growing opportunity for wireless construction projects in the United States,” added Jones. “The opportunity is significant and growing, and we are at an inflection point where a nimble company like ADDvantage can grow into a larger player through responsive service to the leading carriers. I believe my expertise is ideally suited to this opportunity.”

About ADDvantage Technologies Group, Inc.

ADDvantage Technologies Group, Inc. (Nasdaq: AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies through its Wireless Infrastructure Services and Telecommunications segments. Through its Wireless segment, Fulton Technologies provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers. Through its Telecommunications segment, Nave Communications and Triton Datacom sell equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems. The Telecommunications segment also offers repair services focused on telecommunication equipment and recycling surplus and related obsolete telecommunications equipment.

ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, and Triton Datacom. For more information, please visit the corporate web site at www.addvantagetechnologies.com.

Cautions Regarding Forward-Looking Statements

The information in this announcement may include forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements. These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.

For further information:
Hayden IR
Brett Maas
(646) 536-7331
aey@haydenir.com

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